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                                                                    EXHIBIT 12.1


                              MCI WORLDCOM, INC.
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                 (IN MILLIONS)

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
                                                                                 Year Ended December 31,
                                                      ------------------------------------------------------------------------
                                                        1995              1996            1997           1998          1999
                                                      -----------     -----------     -----------     -----------    ---------
Earnings:
Pretax income (loss) from continuing operations            376            (2,272)           578          (1,590)        7,164
Fixed charges, net of capitalized interest                 285               315            500             774         1,098
                                                        ------           -------         ------         -------        ------
     Earnings                                           $  661           $(1,957)        $1,078         $  (816)       $8,262
                                                        ======           =======         ======         =======        ======
Fixed Charges:
Interest cost                                              270               308            538             928         1,287
Amortization of financing costs                              4                 4              2              12            18
Interest factor of rent expense                             16                19             47              78           132
                                                        ------           -------         ------         -------        ------
     Fixed charges                                      $  290           $   331         $  587         $ 1,018        $1,437
                                                        ======           =======         ======         =======        ======

                                                        ------           -------         ------         -------        ------
Deficiency of earnings to fixed charges                 $    -           $(2,288)        $    -         $(1,834)       $    -
                                                        ======           =======         ======         =======        ======

                                                        ------           -------         ------         -------        ------
Ratio of earnings to fixed charges                        2.28                 -           1.84               -          5.75
                                                        ======           =======         ======         =======        ======
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